UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2008

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4845 US Hwy. 271 N. Pittsburg, Texas		75686-0093
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2008, Pilgrim’s Pride Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. (the “Underwriter”) to issue and sell 7,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), in a public offering pursuant to a registration statement on Form S-3, Reg. No. 333-130113 and the prospectus included therein, filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 5, 2005, the prospectus supplement relating thereto dated May 13, 2008 and the free writing prospectus filed with the Commission on May 13, 2008. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities arising out of or in connection with sale of the Shares and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement which is attached to this report as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

The opinion and consent of Baker & McKenzie LLP in connection with the offering of the Shares are attached to this report as Exhibit 5.1 and Exhibit 23.1, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated May 12, 2008, by and between the Company and Lehman Brothers Inc.

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: May 14, 2008	By:	Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated May 12, 2008, by and between the Company and Lehman Brothers Inc.

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).